UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT,

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): March 1, 2006

CHYRON CORPORATION

(Exact Name of Registrant as Specified in its Charter)
New York	1-9014	11-2117385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5 Hub Drive
Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 845-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 1, 2006, Chyron Corporation (the "Company") entered into a Fourth Loan Modification Agreement (the "Agreement") with Silicon Valley Bank ("SVB"). The Agreement amends the Third Loan Modification Agreement dated August 12, 2005, the Second Loan Modification Agreement dated March 22, 2005, the First Loan Modification Agreement dated February 24, 2005 and the Loan Agreement dated April 29, 2004 (together, the "Loan Agreement") by: (i) creating a term loan (the "Term Loan") of up to $1,500,000, which shall be repaid in twenty four monthly installments commencing March 31, 2006, with the proceeds from such term loan may be used by the Company to repay in full, on or before April 30, 2006, the Company's Series C 7% Convertible Subordinated Debentures due April 30, 2006; (ii) decreasing the maximum credit limit under the revolving line of credit ("Revolver") from $2,500,000 to $1,500,000; (iii) setting the interest rate on the Term Loan equal to prime plus 1.75% and lowering the interest rate on the Revolver from prime plus 1.50% to prime plus 1.00%; (iv) lowering the collateral handling fee from $1,000 per month ($500 per month when not borrowing) to $500 per month ($250 per month when not borrowing); (v) setting the maturity date for the Term Loan to February 28, 2008 and changing the maturity date of any loan under the Revolver from April 14, 2006 to April 13, 2008; (vi) replacing the "minimum tangible net worth" financial covenant with a EBITDA financial covenant which will be measured at the end of each fiscal quarter on a cumulative year to date basis, requiring EBITDA of at least the following: January 1 through March 31, 2006 minimum cumulative EBITDA of $100,000, January 1 through June 30, 2006 minimum cumulative EBITDA of ($250,000), January 1 through September 30, 2006 minimum cumulative EBITDA of $125,000 and January 1 through December 31, 2006 minimum cumulative EBITDA of $775,000, and specific minimum EBITDA requirements for the Company's fiscal year 2007 shall be determined by SVB upon receipt of the Company's fiscal year 2007 budget, which budget must be received by SVB no later than February 28, 2007, and such determination shall be made prior to April 14, 2007; (vii) changing the minimum cash or excess availability financial covenant from $500,000 required at all times to $1,000,000 required at all times; (viii) increasing the amount of Company cash that may be deposited at banks other than SVB from $100,000 to $350,000; and (ix) notwithstanding the terms and conditions of the subordination terms set forth in the Company's Series D 8% Convertible Subordinated Debentures due December 31, 2007, the Company shall be permitted to make regularly scheduled interest payments on account thereof in an aggregate amount not to exceed $55,000 in any calendar quarter provided that there is no then existing default under the Agreement and no default will exist after giving effect to any such payment; no payments shall be permitted on or after December 31, 2007 without SVB's prior written consent in each instance.

The purpose of the term loan is for the Company to repay, earlier than the scheduled maturity, all outstanding principal and accrued interest of the Series C Debentures due April 30, 2006.

Item 8.01   Other Events

On March 1, 2006, the Company sent notices to all holders of its Series C 7% Convertible Subordinated Debentures of its intent to redeem, on March 20, 2006 (the "Redemption Date"), all outstanding principal and accrued interest through that date. No interest will accrue on these debentures after the Redemption Date. The Company will use proceeds of approximately $1,345,000 from the Term Loan to redeem these debentures

Item 9.01   Financial Statements and Exhibits.

(c) Exhibits

10.1   Fourth Loan Modification Agreement dated March 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CHYRON CORPORATION
By:	/s/ Jerry Kieliszak
Name:	Jerry Kieliszak
Title:	Senior Vice President and
Chief Financial Officer

Exhibit No.	Description

10.1	Fourth Loan Modification Agreement dated March 1, 2006

Date: March 2, 2006